Exhibit 10.16.2

DTS, INC.
RESTRICTED STOCK GRANT NOTICE
(2003 Equity Incentive Plan)

DTS, Inc. (the “Company”), pursuant to its 2003 Equity Incentive Plan (the “Plan”), hereby grants to the participant under the Plan (the “Participant”) the number of shares of the Company’s common stock (the “Common Stock”) set forth below (the “Award”).  This Award is subject to all of the terms and conditions as set forth in this Restricted Stock Grant Notice (the “Grant Notice”), the Restricted Stock Agreement, and the Plan, all of which are attached hereto and incorporated herein in their entirety.

Participant:

Grant Number

Date of Grant:

Vesting Commencement Date:

Number of Shares Subject to Award:

Vesting Schedule:	Twenty five percent (25%) per year of the Shares Subject to Award on the anniversary of the Vesting Commencement Date

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to the terms and conditions of this Grant Notice, the Restricted Stock Agreement, and the Plan.  Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Restricted Stock Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements relating thereto, with the exception of other awards previously granted and delivered to Participant under the Plan.

DTS, Inc.	Participant:

By:	By:
Signature	Signature

Title:	Date:

Date:

DTS, INC.
2003 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), dated      , 20     , is entered into by and between       (“Participant”) and DTS, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Company has adopted the DTS, Inc. 2003 Equity Incentive Plan (the “Plan”), which provides for awards of restricted stock to the Company’s Employees, Consultants and Directors; and

WHEREAS, Participant is currently serving as an Employee or Director of, or a Consultant to, the Company; and

WHEREAS, in order to provide Participant incentive to continue in the employ of the Company and his or her commitment to the success of the Company, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that Participant shall be granted an Award covering shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to the restrictions stated herein and in accordance with the terms and conditions of the Plan.

NOW THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.             Definitions

Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same meanings ascribed to them in the Plan.

2.             Grant of Award

The Company hereby grants to Participant, pursuant to the terms of the Restricted Stock Grant Notice (the “Grant Notice”) and this Agreement (collectively, the “Award Agreement”) an Award covering the number of shares of Common Stock indicated in the Grant Notice (the “Shares”) and hereby issues the Shares to Participant.

3.             Agreement to Accept Shares

Participant hereby agrees to accept from the Company, and the Company hereby agrees to issue to Participant, the Shares.

4.             Delivery of the Shares and Award Agreement

The issuance and delivery of the Shares shall be consummated as follows:

4.1.         Participant agrees to execute and deliver the Grant Notice and this Agreement to the Company’s Chief Financial Officer, or to such other person as the Company may designate, during regular business hours, along with such additional documents as the Company may require.

4.2.         If requested by the Company pursuant to Section 9 below, Participant agrees to execute three (3) copies of an assignment separate from certificate (with date and number of shares blank) in a form provided by the Company and to execute joint escrow instructions (or other documents with a similar purpose) in a form provided by the Company and to deliver the same in accordance with Section 9 below.

5.             Vesting

Subject to the limitations contained herein, the Shares issued to Participant shall vest as provided in the Grant Notice, provided, however, that vesting shall cease upon the Termination of Participant’s service as an Employee, Director or Consultant.

6.             Securities Law Compliance

Notwithstanding anything to the contrary contained herein, the Company shall not deliver any Shares under the Award Agreement unless the Shares are then registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such issuance and transfer would be exempt from the registration requirements of the Securities Act.  The issuance and transfer of the Shares also must comply with other applicable laws and regulations governing such Award, and the Company shall not issue the Shares if the Company determines that such issuance and transfer would not be in material compliance with such laws and regulations.

7.             Right of Reacquisition

In the event of the Termination of Participant’s service as an Employee or Director of, or a Consultant to, the Company, the Company shall have a right to reacquire (the “Reacquisition Rights”) the Shares that have not yet vested in accordance with the Vesting Schedule in the Grant Notice (the “Unvested Shares”).  The Company shall, simultaneously with Participant’s Termination of service, as an Employee, Director or Consultant, automatically reacquire all of the Unvested Shares, without payment by the Company of any amount with respect thereto, unless the Company agrees to waive its Reacquisition Rights to any or all of the Unvested Shares.  Any such waiver shall be exercised by the Company by written notice to Participant or his or her representative (with a copy to the escrow agent, broker or other person who can control the transferability of the Shares) within 30 days after Participant’s Termination.  If the Company does not waive its Reacquisition Rights to any or all of the Unvested Shares, the escrow agent, broker, etc., shall be notified accordingly and instructed to return or otherwise credit the Company for the Unvested Shares.

8.             Corporate Transactions

In the event of a Fundamental Transaction or Change in Control pursuant to Section 10.3 or Section 10.4 of the Plan, the Reacquisition Rights may be assigned by the Company to the successor of the Company (or such successor’s parent company), if any, in connection with such corporate transaction.  To the extent the Reacquisition Rights remain in effect following such corporate transaction, such rights shall apply to the new capital stock or other property received in exchange for the Common Stock in consummation of the corporate transaction, but only to the extent the Common Stock was at the time covered by such rights.

9.             Escrow of Unvested Shares

Typically the Company expects that the Shares will be registered on a bookkeeping entry basis with a broker selected by the Company.  Although Participant will be the beneficial owner of the Shares,

the broker will be instructed not to permit transfer of the Shares by Participant prior to the time the Shares vest in accordance with the Grant Notice.  If the Company should at any time utilize a different method of share transfer, the Company may require Participant, and Participant hereby agrees, to execute an escrow agreement or similar documents (including an assignment separate from certificate) to secure the Company’s Reacquisition Rights with respect to any Unvested.

10.          Rights as Stockholder

Subject to the provisions of this Agreement (most specifically that Participant may not dispose of, encumber, or otherwise convert to gain any Unvested Shares), Participant shall exercise all rights and privileges of a stockholder of the Company with respect to the Shares, regardless of whether vested or unvested.  Participant shall be deemed to be the holder of the Shares for purposes of receiving any dividends that may be paid with respect to such Shares and for purposes of exercising any voting rights relating to such Shares, even if some or all of the Shares have not yet vested and been released from the Company’s Reacquisition Rights.

11.          Limitations on Transfer

In addition to any other limitation on transfer created by applicable securities laws, Participant agrees not to sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Shares, except by will or by the laws of descent and distribution, while the Shares are subject to the Reacquisition Rights.

12.          Restrictive Legends

The stock certificates evidencing the Shares issued under the Award Agreement shall bear appropriate legends determined by the Company.

13.          Award not a Service Contract

The Award Agreement is not an employment or service contract, and nothing in the Award Agreement shall be deemed to create in any way whatsoever any obligation on the Company or an Affiliate to continue Participant’s employment or service.  In addition, nothing in the Award Agreement shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, officers or Employees to continue any relationship that Participant may have as an Employee or Director of, or a Consultant to, the Company or an Affiliate.

14.          Withholding Obligations

14.1.       Participant understands and agrees that Participant is solely responsible for any and all federal, state, local and foreign tax withholding obligations in connection with the Award.  Participant further agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the Award and any lapse of Reacquisition Rights relating to the Shares subject to the Award.

14.2.       If Participant does not deliver to the Company’s Chief Financial Officer at least five (5) days prior to any date on which any Reacquisition Rights relating to the Shares will lapse (each, a “Vesting Date”) a written notice of Participant’s election to satisfy by cash, check or other manner agreeable to the Company, all federal, state, local or foreign tax withholding obligations related to such Shares, Participant and the Company agree that the Company shall retain that number of the Shares, based on the fair market value of the Company’s common stock on such Vesting Date, with an aggregate value equal to the amount of all federal, state, local or foreign tax withholding obligations that Participant, the Company, or an Affiliate would incur as a result of the lapse of Reacquisition Rights relating to such Shares.

14.3.       Unless and until the tax withholding obligations of the Company or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for, or permit the transfer, alienation, etc. of, any of the Shares.

15.          Section 83(b) Election

Participant understands that Section 83(a) of the Code taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse.  In this context, “restriction” means the Reacquisition Rights of the Company pursuant to Section 7 of this Agreement.  Despite the fact that it might be unusual to make the following election in the circumstances of this Agreement (because of the significant taxes potentially due in the year of the election as described below), Participant understands that Participant may elect to be taxed at the time the Shares are granted, rather than when and as the Reacquisition Rights expire, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days from the date the Shares were granted.  A form of such election is attached hereto as Attachment III.  The difference between the fair market value of the Shares at the time of the execution of this Agreement and the amount Participant is paying for the Shares, if any, makes it unlikely that Participant will choose to make an 83(b) Election, as such election would require that Participant pay taxes on that difference at the time the Shares are purchased.  However, the 83(b) Election must be made if Participant wishes to avoid additional income under Section 83(a) in the future.  Accordingly, Participant understands the decision to file or not file such an election has potentially dramatic tax consequences, and if the decision is made to file such an election it must be filed in a timely.  Elections which are filed late can never be effective.  Participant further understands that an additional copy of such election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls.  Participant acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Shares hereunder, and does not purport to be complete.  Participant further acknowledges that the Company has directed Participant to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Participant may reside, the tax consequences of Participant’s death and the decision as to whether or not to file an 83(b) Election in connection with the acquisition of the Shares.

PARTICIPANT ACKNOWLEDGES THAT IT IS THE PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.

16.          Representations

Participant has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences relating to the Award and the transactions contemplated by the Award Agreement.  Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Participant understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the Award or the transactions contemplated by the Award Agreement.

17.          Data Privacy Consent

Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this document by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.  Participant understands that the Company and its Affiliates hold certain personal information about Participant, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in Participant’s favor for the purpose of implementing, managing and administering the Plan (“Data”).  Participant understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Participant’s country or elsewhere and that the recipient country may have different data privacy laws and protections than Participant’s country.  Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Secretary of the Company.  Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom Participant may elect to deposit any shares acquired under the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan.  Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Secretary of the Company in writing.  Participant understands that refusing or withdrawing consent may affect Participant’s ability to participate in the Plan.  For more information on the consequences of refusing to consent or withdrawing consent, Participant understands that he or she may contact the Secretary of the Company.

18.          Acknowledgment

Participant acknowledges and agrees that notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary Termination (whether or not in breach of local labor laws), the Participant’s right to receive benefits under the Award Agreement, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary Termination (whether or not in breach of local labor laws), Participant’s right to receive benefits under the Award Agreement after Termination, if any, will be measured by the date of termination of Participant’s active employment and will not be extended by any notice period mandated under local law.

19.          Notices

Any notices provided for in the Award Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to Participant, five (5) days after deposit in the United States mail, postage prepaid, addressed to Participant at the last address provided by Participant to the Company.

20.          Survival of Terms

The Award Agreement shall apply to and bind Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

21.          Failure to Enforce not a Waiver

The failure of the Company to enforce at any time any provision of the Award Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

22.          Amendments

The Award Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

23.          Authority of the Committee

The Committee shall have full authority to interpret and construe the terms of the Award Agreement.  The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

24.          Miscellaneous

24.1.       The rights and obligations of the Company under the Award Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

24.2.       Participant agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award Agreement.

24.3.       Participant acknowledges and agrees that he or she has reviewed the Award Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting the Award Agreement and fully understands all provisions of the Award Agreement.

24.4.       If Participant has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

24.5.       The Award Agreement may be signed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

25.          Governing Plan Document

The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of Participant’s Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of the Award and those of the Plan, the provisions of the Plan shall control.  Participant represents that he or she has read this Agreement, the Grant Notice and the Plan, and is familiar with their terms and provisions.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Award Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

DTS, Inc.	Participant:

By:	By:
Signature		Signature

Name:

Title:

[SIGNATURE PAGE TO RESTRICTED STOCK AGREEMENT]